As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INTERVOICE, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	75-1927578 (I.R.S. Employer Identification No.)
17811 Waterview Parkway
Dallas, Texas 75252
(Address of Principal Executive Offices including Zip Code)
INTERVOICE, INC. 2005 STOCK INCENTIVE PLAN
(Full title of the plan)

copy to:
Office of the General Counsel Intervoice, Inc. 17811 Waterview Parkway Dallas, Texas 75252 (Name and address of agent for service)	David E. Morrison, Esq. Fulbright & Jaworski L.L.P. 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 (214) 855-8000
(972) 454-8708
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to	maximum offering	maximum aggregate	Amount of
to be registered (1)	be registered (2)	price per share (3)	offering price (3)	registration fee
Common Stock, no par value per share	1,130,378 shares	$6.77	$7,652,660	$235

(1)	This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to Intervoice, Inc.’s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2)	Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3)	Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($6.77) as reported on the NASDAQ Global Select Market on May 8, 2007.

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Intervoice, Inc. (the “Registrant”) for the purpose of registering additional shares of Registrant’s common stock, no par value per share (“Common Stock”), issuable pursuant to the Intervoice, Inc. 2005 Stock Incentive Plan (the “Plan”). The additional shares of Common Stock have become issuable pursuant to the terms of the Plan as the result of such shares’ ceasing to be subject to awards under certain other of Registrant’s employee benefit plans. The contents of Registrant’s Registration Statement (the “Prior Registration Statement”) on Form S-8, Registration No. 333-130734, filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2005, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents of Registrant filed with the Commission are incorporated herein by reference:
     (a) Registrant’s Registration Statement on Form S-8 filed with the Commission on December 28, 2005 (Commission File No. 333-130734);
     (b) Registrant’s Annual Report on Form 10-K for its fiscal year ended February 28, 2007; and
     (c) The description of Registrant’s Common Stock contained in Registrant’s Registration Statement on Form 8-A heretofore filed by Registrant with the Commission, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8. Exhibits.
     In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

5.1	Opinion of Fulbright & Jaworski L.L.P. as to the additional 1,130,378 shares under the Intervoice, Inc. 2005 Stock Incentive Plan.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included with signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 14th day of May, 2007.

INTERVOICE, INC.
By:	/s/ Robert E. Ritchey
Robert E. Ritchey
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Robert E. Ritchey and Craig E. Holmes, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Robert E. Ritchey Robert E. Ritchey	President and Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2007

/s/ Craig E. Holmes Craig E. Holmes	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Acting Principal Accounting Officer)	May 14, 2007

/s/ Gerald F. Montry Gerald F. Montry	Chairman of the Board	May 14, 2007

/s/ Saj-nicole A. Joni Saj-nicole A. Joni	Director	May 14, 2007

/s/ Joseph J. Pietropaolo Joseph J. Pietropaolo	Director	May 14, 2007

/s/ George C. Platt George C. Platt	Director	May 14, 2007

/s/ Donald B. Reed Donald B. Reed	Director	May 14, 2007

/s/ Jack P. Reily Jack P. Reily	Director	May 14, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Fulbright & Jaworski L.L.P. as to the additional 1,130,378 shares under the Intervoice, Inc. 2005 Stock Incentive Plan.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included with signature page of this Registration Statement).